UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2018

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On April 26, 2018, the Board of Directors of West Bancorporation, Inc. (the "Company") held its annual organizational meeting and accepted David R. Milligan's request to step down from his role as Chairman of the Company. James W. Noyce was elected as the new Chairman. The composition of the standing committees of the Board was reviewed, updated and approved and is in effect until the next annual organizational meeting, which is expected to be held on April 25, 2019. The approved members of the standing committees are as follows:

Audit Committee:
Steven T. Schuler, Chair
David R. Milligan
James W. Noyce
Philip Jason Worth

Compensation Committee:
Steven K. Gaer, Chair
Michael J. Gerdin
Sean P. McMurray

Nominating and Corporate Governance Committee:
George D. Milligan, Chair
Kaye R. Lozier
Robert G. Pulver

Risk Management and Information Technology Committee:
Sean P. McMurray, Chair
Lou Ann Sandburg
Steven T. Schuler

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting was held on April 26, 2018. The record date for determination of shareholders entitled to vote at the Annual Meeting was February 16, 2018. There were 16,215,672 shares of common stock outstanding as of that date, with each such share being entitled to one vote. At the Annual Meeting, the holders of 14,188,369 shares, or approximately 87.5 percent of the outstanding shares, were represented in person or by proxy, which constituted a quorum for the Annual Meeting. The following proposals were voted on at the Annual Meeting:

Proposal 1 - Election of Directors

Twelve directors were elected to serve for a one year term or until their successors are elected and qualified. The vote to elect each director was as follows:

	For	Withheld	Broker Non-Votes
Steven K. Gaer	10,014,937	88,969	4,084,463
Michael J. Gerdin	10,029,162	74,744	4,084,463
Kaye R. Lozier	10,021,018	82,888	4,084,463
Sean P. McMurray	10,029,283	74,623	4,084,463
David R. Milligan	10,019,710	84,196	4,084,463
George D. Milligan	9,475,631	628,275	4,084,463
David D. Nelson	10,028,455	75,451	4,084,463
James W. Noyce	10,026,059	77,847	4,084,463
Robert G. Pulver	9,476,710	627,196	4,084,463
Lou Ann Sandburg	10,028,003	75,903	4,084,463
Steven T. Schuler	10,029,895	74,011	4,084,463
Philip Jason Worth	10,028,416	75,490	4,084,463

Proposal 2 - Approve, on a nonbinding basis, the 2017 executive compensation disclosed in the Company's definitive proxy statement, which was filed on March 1, 2018.

The vote to approve the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of 2017 executive compensation	9,037,206	424,331	642,369	4,084,463

Proposal 3 - Approve, on a nonbinding basis, the frequency (every one, two or three years) of the nonbinding vote to approve the compensation of the named executive officers.

The vote to approve the above proposal was as follows:

	Every One Year	Every Two Years	Every Three Years	Abstain
Frequency Vote	8,371,968	161,014	702,370	868,554

Based upon these results, and consistent with the Board of Directors' previous recommendation, the Company will continue to hold an advisory stockholder vote to approve the compensation of the named executive officers every year.

Proposal 4 - Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2018.

The vote to ratify the above proposal was as follows:

	For	Against	Abstain	Broker Non-Votes
RSM US LLP	14,123,511	51,953	12,905	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 27, 2018	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President, Treasurer and Chief Financial Officer